SCHEDUE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LOGIC Devices Incorporated

(Exact name of registrant, as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)4) and 0-11.
[ ]	Fee paid previously with preliminary materials.
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LOGIC DEVICES INCORPORATED

1375 Geneva Drive

Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 9, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of LOGIC Devices Incorporated, a California corporation, will be held at our principal executive offices located at 1375 Geneva Drive, Sunnyvale, California 94089, on Tuesday, March 9, 2010, at 9:00 AM, local time, for the following purposes:

  To elect directors to serve for the next year and until their successors are elected;
  To ratify the appointment of Hein & Associates LLP as our independent auditors for the fiscal year ending September 30, 2010; and
  To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. All shareholders are cordially invited to attend the meeting in person. Only shareholders of record at the close of business on January 22, 2010 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. Any shareholder attending the meeting and entitled to vote may do so in person, even if such shareholder returned a proxy.

By Order of the Board of Directors,
/s/ Kimiko Milheim
Kimiko Milheim Corporate Secretary

Sunnyvale, California

January 22, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR YOU MAY INSTEAD PROVIDE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD; EITHER METHOD WILL ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BY AFFIXED IF MAILED IN THE UNITED STATES.

LOGIC DEVICES INCORPORATED

1375 Geneva Drive

Sunnyvale, California 94089

PROXY STATEMENT

March 9, 2010

The proxy statement contains information relating to the Annual Meeting of Shareholders of LOGIC Devices Incorporated to be held Tuesday, March 9, 2010, at 9:00 a.m., local time, and at any adjournment, postponement, or continuation of the annual meeting. The annual meeting will be held at our principal executive offices, located at 1375 Geneva Drive, Sunnyvale, California 94089. Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” “our,” “LOGIC,” or the “Company” mean LOGIC Devices Incorporated.

ABOUT OUR ANNUAL MEETING

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and any other matters that properly come before the annual meeting. In addition, our management will report on our performance during fiscal 2009 and respond to appropriate questions from shareholders.

DATE OF PROXY STATEMENT AND RECORD DATE

This proxy statement and the accompanying proxy are first being made available to shareholders on or about January 25, 2010.

Shareholders of record at the close of business on January 22, 2010 are the only persons entitled to notice of, and to vote at, the annual meeting. As of that date, there were 6,814,438 shares issued and outstanding of our common stock, our only outstanding voting securities.

VOTING PROCEDURES – SHAREHOLDERS OF RECORD AND BENEFICIAL OWNERS

Each shareholder of record is entitled to one vote for each share held.

Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected (four) multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle to among as many candidates as the shareholder may select, provided that votes cannot be cast for more than four candidates. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder has given notice to our Secretary prior to the commencement of voting of the intention to cumulate the shareholder's vote.

Certain shareholders have given notice of their intention to cumulate their votes; therefore, all shareholders entitled to vote may cumulate their votes for candidates in nomination. On all other matters that properly come before the meeting, each share has one vote.

If your shares are registered in your name, you are considered the shareholder of record with respect to those shares. If you hold shares through a stock brokerage account or through a bank, trust, or other nominee, then the broker, bank, trust, or other nominee is considered the shareholder of record with respect to those shares and you are considered the beneficial owner of those shares. Beneficial owners, however, generally cannot vote their shares directly and must instead instruct the broker, bank, or other nominee on how to vote their shares. Generally, this is done by following the voting instructions provided by the nominee that are included in the notice of Internet availability of proxy materials that was mailed to you, or if you have received or request a hard copy of this proxy statement and accompanying voting instruction form, by signing, dating, and mailing the voting instruction form.

Shareholders typically can vote their shares through the Internet, by telephone, or by mail. Instructions on voting your shares are on the notice of Internet availability of proxy materials you received for the annual meeting. If you received paper copies of our proxy materials, instructions on voting your shares are on the enclosed proxy card. The Internet and telephone voting procedures are designed to verify shareholders’ identities, allow shareholders to give voting instructions , and confirm that their instructions have been recorded properly. Shareholders who vote through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the shareholder. Shareholders who vote by Internet or telephone need not return a proxy card by mail.

Abstentions or broker non-votes are included in determining the number of shares present or represented at the annual meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker or other nominee returns a proxy but does not have either discretionary authority by law to vote on a particular proposal or specific voting instructions from the beneficial owner of the shares with respect to a particular proposal. Brokers or other nominees have discretionary authority by law to vote generally only on routine proposals.

At our annual meeting, the proposal over which the brokers will have discretionary authority to vote without having received specific voting instructions from the beneficial owner of the shares is the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for our 2010 fiscal year. In all other instances, brokers and other shareholders of record who serve as nominees for a beneficial owner may not vote on a proposal without having voting instructions from the beneficial owner.

Whether shareholders submit their proxies by mail, telephone, or the Internet, a shareholder may revoke a proxy by sending a written notice of revocation or submitting another proxy with a later date (either by mail, telephone, or the Internet) at any time prior to the date of the annual meeting. Shareholders of record may also vote in person at the annual meeting, as may beneficial owners who have authorization to do so from the shareholder of record. Unless so revoked, properly executed proxies will be voted in the manner set forth in this proxy statement or as otherwise specified by the shareholder giving the proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 9, 2010:

The Notice of Annual Meeting, Proxy Statement, and Annual Report are available at our website, www.logicdevices.com, under “Investor Info.”

COSTS ASSOCIATED WITH THIS PROXY STATEMENT AND OUR 2010 ANNUAL MEETING

The cost of this solicitation will be borne by LOGIC Devices Incorporated. In addition to solicitation by mail, our officers, directors, and employees may solicit proxies by telephone, facsimile, or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. We may retain an outside firm to solicit proxies on our behalf.

STOCK OWNERSHIP

The following table shows the amount and percentage of our outstanding common stock beneficially owned by each director, each nominee for director, each executive officer named in the Summary Compensation Table, persons or groups who beneficially own more than 5% of our outstanding common stock, and all of our executive officers and directors, as a group, as of January 22, 2010.

Name and Address of Beneficial Owner	Amount (1)	Percent (2)

Directors and/or Nominees (3):
Brian P. Cardozo	75,000	1.1%
Howard L. Farkas	265,000	3.9%
Steven R. Settles	574,624	8.4%
William J. Volz	726,857	10.7%

Executive Officers (3):
David Harrison	12,500	0.2%
Kimiko Milheim	–	0.0%

All Current Officers and Directors, as a
group (6 persons)	1,653,981	24.3%

5% Shareholders:
Steven J. Revenig, Trustee of the Farkas Trusts (4)	624,305	9.2%
1873 South Bellaire Street, Suite 1000
Denver, Colorado 80222
Hummingbird Management, LLC (5)	346,884	5.1%
460 Park Avenue, 12th Floor
New York, New York 10022

(1) Includes shares that may be purchased within 60 days from the date hereof pursuant to outstanding common stock options in the amount of 75,000 shares for each of Messrs. Cardozo, Farkas and Settles, and 12,500 shares for Mr. Harrison.

(2) Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for computing such person's percentage, but are not treated as outstanding for computing the percentage of any other person.

(3) The business address of each person is 1375 Geneva Drive, Sunnyvale, California 94089.

(4) Consists of 14 irrevocable trusts administered by Mr. Revenig, an independent trustee, the beneficiaries of which consist of Mr. Farkas and members of his family. Mr. Farkas disclaims any beneficial ownership of the shares held by

Mr. Revenig, as trustee of the Farkas Trusts.

(5) Based solely on the Schedule 13D/A filed on September 5, 2007 by Hummingbird Management, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors, as well as persons who own 10% or more of a class of our equity securities, file reports of their ownership of our securities, as well as statements of changes in such ownership, with us and the Securities and Exchange Commission. Based upon written representations received by us from our officers, directors, and 10% or greater shareholders, and our review of the statements of beneficial ownership changes filed with us by our officers, directors, and 10% or greater shareholders during fiscal 2009, we believe all such filings required during our fiscal year 2009 were made on a timely basis, except Messrs Cardozo and Farkas filed a Form 4 late (one transaction each) and Mr. Settles filed a Form 4 late (four transactions).

PROPOSAL 1 – ELECTION OF DIRECTORS

Four directors will be elected at our annual meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. Our Corporate Governance and Nominating Committee has nominated, and our Board of Directors has ratified the nomination of, the four persons named below. All of the nominees are current directors of LOGIC Devices Incorporated.

Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the number of votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld. In the unlikely event that the nominees are not candidates for election at the annual meeting, the persons named as proxies will vote for such other persons as the Board or proxies may designate.

Brokers and other nominees do not have authority to vote for any nominee for director without specific voting instructions from the beneficial owner. As such, if a broker returns a “non-vote” proxy indicating a lack of authority to vote in the election of any nominee for director, then the shares covered by the broker non-vote will be deemed present and entitled to vote at the meeting for the purposes of determining a quorum, but not present and entitled to vote in the electiong of any nominees for director for whom the non-vote proxy was returned. If you hold shares in any brokerage account or through a bank, trust, or other nominee and wish to vote those shares in the election of any of the nominees for director, then you should instruct the broker, bank, trust, or other nominee how to vote the shares using the voting instructions provided.

Information Regarding Nominees

The names and ages of the nominees, their principal occupations, and other information is set forth below, based upon information furnished to us by the nominees.

Name and Age	Director Since	Principal Occupation for Past 5 years

Howard L. Farkas (85)	1983	Chairman of the Board; President of Farkas Group, Inc.

Brian P. Cardozo (51)	2003	Owner/Operator of a Harley-Davidson dealership.

Steven R. Settles (51)	2005	Managing Partner, Dawg Investment Fund, LLP

William J. Volz (61)	1983	President and Chief Executive Officer; Director

HOWARD L. FARKAS has been a director since our inception. Mr. Farkas is President of Farkas Group, Inc., a company that provides management services to various business interests. He is the sole owner, chairman, president and managing broker of Windsor Gardens Realty, Inc., a residential real estate brokerage company, which he co-founded in 1964. He serves as director, and chairman of the audit committee, for Synthetech, Inc., a public chemical research and manufacturing company whose products are used extensively in new drug research; as an outside director in privately-held Northwestern Engineering Company; and as a director/manager for a number of privately-held oil and gas exploration and development companies owned by himself and family members.

BRIAN P. CARDOZO joined our Board of Directors in 2003. Mr. Cardozo holds a B.S.C. from Santa Clara University, an M.B.A. in accounting from Saint Louis University, and an M.B.A. in finance from Saint Louis University. Since May 2000, Mr. Cardozo has been owner and operator of a Harley-Davidson dealership. He was an Audit and Financial Services Partner of BDO Seidman LLP and Audit Partner-in-Charge of the San Jose, California office of BDO Seidman LLP until October 2000. Mr. Cardozo was a founding partner in Meredith Cardozo Lanz & Chiu LLP, a regional public accounting firm that merged into BDO Seidman LLP in October 1999. In addition to his years of public accounting experience, he has industry experience with a local Fortune 500 company, Amdahl, working in the areas of corporate budgeting, corporate reporting, financial policies and procedures, and SEC reporting. Mr. Cardozo has specialized in servicing high technology, software, manufacturing, distribution, and other industries, ranging from start-ups to large multi-national enterprises. He has provided emerging growth companies with advice ranging from introductions to traditional financial sources, accounting system consulting, potential financial employee referrals, and merger and acquisition assistance. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and the Association for Corporate Growth.

STEVEN R. SETTLES joined our Board of Directors in 2005 and is a private investor and managing partner of Dawg Investment Fund LLP, which was formed in 2000 to invest in both public and private companies. Along with partners, he owns Intuition Development Holdings (IDH), a private firm which provides information systems and services to corporate and government clients. He is a Board Member of IDH and its subsidiaries. Prior to 1993, he was Director of Strategic Planning at Barnett Banks, Inc. He holds an M.B.A. degree from The Wharton School, University of Pennsylvania and a B.B.A. from the University of Georgia.

WILLIAM J. VOLZ is one of our founders and has been a director since our inception. Mr. Volz has been President and principal executive officer since December 1987. He served as our Vice President of Engineering from August 1983 to December 1987.

The Board of Directors recommends a vote “FOR” each of the nominees for director.

________________________

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has reappointed the firm of Hein & Associates LLP (Hein) as independent registered public accountants to audit and report on the financial statements of the Company for our fiscal year ending September 30, 2010. Shareholder ratification of the appointment of Hein as our independent registered public accountant is not required by our by-laws or other applicable legal requirements. However, the Board is submitting the appointment of Hein to the shareholders for ratification to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent registered public accountants will be considered by the Board of Directors. If Hein shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent registered public accountants.

A representative of Hein is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote "FOR" the ratification of the appointment of Hein & Associates LLP as our independent registered public accountant.

AUDIT AND NON-AUDIT FEES

Audit Fees

Fees paid to Hein for the audit of our annual financial statements included in our reports on Form 10-K and review of the financial statements in our reports on Form 10-Q were $85,500 and $101,100 for fiscal 2009 and 2008, respectively.

Tax Fees

Fees paid to Hein for services rendered for preparation of our fiscal 2007 federal and state income tax returns, tax compliance, and tax advice were $900 for fiscal 2007 (only for estimates) and $3,700 for fiscal 2008. Hein did not perform any tax-related services in fiscal 2009.

All Other Fees

There were no additional fees paid or payable to Hein for any other services provided during fiscal 2009, 2008 and 2007.

Audit Committee’s Pre-approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services (including fees and terms thereof) to be performed for us by our principal accountant on a case-by-case basis, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee before the completion of the audit. The Audit Committee approved 100% of the audit, tax, and all other services provided by any accounting firms.

No audit work was performed by persons other than the principal accountant's full-time, permanent employees.

CORPORATE GOVERNANCE

Our Board of Directors undertook a review of director independence in November 2009 as to all of the four directors then serving. As part of that process, our Board reviewed all transactions and relationships between each director (or any member of his immediate family) and LOGIC Devices Incorporated, our executive officers, and our auditors, and other matters bearing on the independence of directors. As a result of this review, our Board affirmatively determined that all of the directors, except Mr. Volz, are independent as defined by the Nasdaq Marketplace Rules. Mr. Volz is not independent under the Nasdaq Marketplace Rules because he is employed by LOGIC Devices Incorporated and he serves as Chief Executive Officer.

Committees of our Board of Directors and Committee Independence

Our Board of Directors has established a Compensation Committee, a Nominating and Corporate Governance Committee, and an Audit Committee. The composition and function of these committees are set forth below.

Compensation Committee. The Compensation Committee reviews and approves the compensation and other terms of employment of our President and Chief Executive Officer and our other senior management. Among its other duties, the Compensation Committee recommends Board compensation and oversees any stock incentive plans. The current members of the Compensation Committee are Messrs. Farkas, Cardozo, and Settles. During fiscal 2009, the Compensation Committee met one time. The Compensation Committees operates under a written charter, a copy of which can be found on our website, www.logicdevices.com, and all members of the Compensation Committee are independent as determined by applicable Nasdaq and SEC rules.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for nominating individuals to serve as members of our Board of Directors and for establishing policies affecting corporate governance. The current members, Messrs. Farkas, Cardozo, and Settles are all independent as determined by applicable Nasdaq and SEC rules. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which can be found on our website, www.logicdevices.com. The Nominating and Corporate Governance committee met one time during fiscal 2009.

Audit Committee. The Audit Committee reviews our accounting, auditing, financial reporting, and internal control functions and selects our independent auditors. The Audit Committee operates under a written charter, a copy of which can be found on our website, www.logicdevices.com. The current members, Messrs. Cardozo, Farkas, and Settles are all independent as determined by applicable Nasdaq and SEC rules and all qualify as “Audit Committee Financial Experts” as defined by SEC rules. The committee met four times during fiscal 2009.

Consideration of Director Nominees

Our Nominating and Corporate Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The committee will regularly assess the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current directors, shareholders, or other persons. The committee has not paid fees to any third party to identify, evaluate, or to assist in identifying or evaluating, potential nominees, but may determine it necessary in the future. Candidates will be evaluated at meetings of the Nominating and Corporate Governance Committee.

If you would like to submit a proposal for the 2011 Annual Meeting of Shareholders, it must be received by our Corporate Secretary, Kimiko Milheim, at 1375 Geneva Drive, Sunnyvale, CA 94089, at any time prior to October 16, 2010, and must otherwise comply with Rule 14a-8 under the Exchange Act, in order to be eligible for inclusion in the proxy statement for that meeting, unless the date of the next annual meeting changes by more than 30 days from the date of this Annual Meeting, in which case notice must be received a reasonable time before mailing.

In general, advance notice of nominations of persons for election to our Board or the proposal of business to be considered by the shareholders must be given to our Corporate Secretary not less than 45 days prior to the first anniversary of the date of the mailing of materials regarding the prior year's annual meeting, which mailing date is identified above in this proxy statement, unless the date of the next annual meeting changes by more than 30 days from the date of this Annual Meeting, in which case notice must be received a reasonable time before.

A shareholder's notice of nomination should set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (B) the number of shares of our common stock that are owned (beneficially or of record) by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder and of such beneficial owner in such business, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at our annual meeting to bring such business before the meeting.

In evaluating nominations for candidates for membership on our Board of Directors, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience, and capability on the Board and to address the following membership criteria. Members of the Board should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, technology, or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all directors' duties.

Other Information about our Board of Directors

Our Board of Directors met three times during fiscal 2009. Each nominee who served as a director in fiscal year 2009 attended at least 75% or more of the meetings of our Board of Directors and any committee on which he served.

We do not have a formal policy on attendance at meetings of our shareholders; however, we encourage all Board members to attend shareholder meetings that are held in conjunction with a meeting of our Board of Directors. All members of our Board of Directors attended the 2009 Annual Meeting of Shareholders.

Shareholders may communicate with our Board as a group, the chair of any committee, or any individual director by doing so in writing to the address set forth on the front page of this proxy statement.

Code of Business Ethics

We have adopted a Code of Business Ethics that applies to our directors and officers. The full text of the Code of Business Ethics is published on our website, www.logicdevices.com, under the captions, "Company Information – About LOGIC – Code of Ethics." We intend to disclose any future amendments to, or waivers from, certain provisions of the Code of Business Ethics on this website within five business days following the date of such amendment or waiver.

REPORT OF THE AUDIT COMMITTEE

The incorporation by reference of this proxy statement into any document or registration statement filed with the SEC by us shall not be deemed to include the following report and related information, unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for general oversight of the financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee is responsible for, among other things, the appointment of the independent auditors and the preparation of the report to be included in our annual proxy statement pursuant to rules of the SEC. The charter of the Audit Committee, as approved by the Board of Directors, is available on ours website, www.logicdevices.com.

Our management has primary responsibility for preparing our financial statements and for its financial reporting process. Our independent auditors, Hein & Associates, LLP, are responsible for expressing an opinion on the conformity of our financial statements to accounting principles generally accepted in the United States of America.

The Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the audited financial statements with our management and with the independent auditors, with and without our management present.

2.      The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU §380), as amended, and those requirements under the Sarbanes-Oxley Act.

3.      The Audit Committee has received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions for Audit Committees," and has discussed with the independent auditors the independent auditors' independence, including whether the independent auditors' provision of non-audit services to us is compatible with the independent auditors' independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Brian P. Cardozo (Chair)	Howard L. Farkas	Steven R. Settles

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position

William J. Volz	62	President and Chief Executive Officer
Kimiko Milheim	39	Chief Financial Officer

Information about William J. Volz, our President and Chief Executive Officer may be found under the heading, “Information Regarding Nominees” within Proposal 1 – Election of Directors.

KIMIKO MILHEIM is our Chief Financial Officer and Corporate Secretary. She joined us in November 1999 (served as a consultant during a brief period of fiscal 2004 and 2007 before returning as an employee). Ms. Milheim is a Certified Public Accountant, with an M.B.A. degree from the University of California, Irvine. Prior to joining us, she was General Accounting Manager at ArthroCare Corporation, an Audit Manager at BDO Seidman, LLP, and an In-Charge Accountant with the Office of the California State Auditor.

EXECUTIVE COMPENSATION

Compensation Disclosure and Analysis

Overview of Compensation Program

The Compensation Committee of our Board of Directors oversees our compensation and policies, our compensation levels, including reviewing and approving equity awards to our executive officers, and reviews and recommends annually for approval by our Board of Directors all compensation decisions relating to our executive officers.

Compensation Philosophy

Our executive compensation policies are designed to attract, retain, and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive’s contribution to our financial and operational success and the executive’s personal performance. We believe that total compensation paid to our executives should be fair, reasonable, and competitive. Accordingly, each executive officer’s compensation package may be comprised of three elements: base salary, which is determined on the basis of the individual’s position and responsibilities, the level of the individual’s performance, and the financial performance of the Company; incentive performance awards payable in cash and tied to the achievement of performance goals; and long-term stock incentive awards designed to strengthen the mutuality of interest between executive officers and our shareholders. In certain periods, the compensation of executive officers is also affected by our internal conditions and our external market position.

Use of Compensation Consultants and Role of Management

For fiscal 2009, the Compensation Committee did not use the services of a compensation consultant; however, it may consider doing so for fiscal 2010. For fiscal 2009, the Compensation Committee reviewed surveys, reports, and other market data compiled by Equilar Inc., against which it measured the competitiveness of our compensation programs to other companies within our industry with comparable revenues.

The Compensation Committee makes all compensation decisions for the executive officers and approves recommendations regarding equity awards to all executive officers. The Compensation Committee solicits input from the Chief Executive Officer regarding the duties, responsibilities, and performance of the other executive officer and the results of performance reviews. The conclusions reached and recommendations based on these reviews, including with respect to the salary adjustments and annual award amounts, are presented to the Compensation Committee, who can exercise their discretion in modifying any recommended adjustments or awards to executive officers.

Executive Compensation Components

Our typical executive compensation components include base salary and variable bonus awards. The base salary of our executive officers is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at comparable companies, and the incentives necessary to attract and retain qualified management. We attempt to set the base salary each year to take into account the individual’s performance and to maintain a competitive salary structure. During their review of base salaries for executive officers, the Compensation Committee primarily considers market data, the individual performance of each executive officer, and an internal review of the executive officer’s compensation, both individually and relative to other executive officers.

The Compensation Committee has the latitude to provide cash bonus awards and long-term stock option awareds based on the achievement of Company objectives and performance goals.

Options have and would be awarded at the closing price of our common stock on the date of the grant, as determined by Nasdaq. The Compensation Committee has never granted options with an exercise price that is less than the closing price of our common stock on the date of grant, nor has it granted options that are priced on a date other than the grant date.

Options granted have and would vest at a rate of 25% on the date of grant, and 25% per year over the next three years of the ten-year option term. Vesting and exercise rights cease three months after termination of employment, except in the case of death (subject to a one-year limitation) or disability (Compensation Committee has the right to extend the three-month period by an additional nine months). Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Our practice has been to extend fringe benefits to all of our employees, with no special treatment for our executive officers. Our goal is to provide a benefit package of equal or higher aggregate value than offered by comparable companies with which we compete. Such benefits include paid vacations and holidays, 401(k) retirement plans, health savings accounts, tuition reimbursement, and health, life, and dental insurance. We believe these benefits help us attract and retain employees.

Employment and Other Agreements

We do not have employment, severance, or change of control agreements with our executive officers.

Summary Compensation Table

The following table shows information concerning compensation paid during the last three fiscal years ended September 30, to our Chief Executive Officer, Chief Financial Officer, and our Vice President of Marketing. We do not have any other executive officers.

Name and Principal Position	Fiscal Year ($)	Salary ($)	Bonus ($)	Option Awards * ($)	Non-equity Incentive Plan Compensation ($)	Other Compensation ($)	Total ($)

William J. Volz	2009	160,800	–	–	–	–	160,800
President and Chief Executive Officer	2008	171,300	–	–	–	–	171,300
	2007	171,300	–	–	–	–	171,300

Kimiko Milheim	2009	135,200	–	–	–	–	135,200
Chief Financial Officer	2008	153,600	–	–	–	–	153,600
	2007	75,200	10,000 (1)	–	–	74,900 (2)	160,100

David A. Harrison	2009	130,000	–	2,000	2,200 (3)	–	134,200
Vice President of Marketing	2008	N/A	N/A	N/A	N/A	N/A	N/A
	2007	N/A	N/A	N/A	N/A	N/A	N/A

* Values expressed represent the expense recognized for financial reporting purposes for each respective fiscal year. In accordance with applicable accounting standards, this expense is attributable to awards granted both during and prior to the applicable fiscal year.

(1) Bonus represents an incentive signing bonus of $10,000 to return to our Company in August 2007.

(2) Other compensation represents severance and consulting fees paid while working as a contractor for the Company during fiscal 2007.

(3) Non-equity incentive plan compensation includes commissions on net revenues for the quarter ended December 31, 2008. Mr. Harrison voluntarily elected to forego commissions for the remainder of fiscal 2009.

There is no information shown for Stock Awards and Change in Pension Value and Nonqualified Deferred Compensation Earnings  as the executive officers did not receive these forms of compensation during the last three fiscal years.

Equity Awards

The following table sets forth the Grants of Plan-Based Awards to the named executive officers in the fiscal year ended September 30, 2009:

Name	Number of Shares Underlying Option Awards (#)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($) [1]

William J. Volz	–	–	–

Kimiko Milheim	–	–	–

David A. Harrison	25,000	0.60	12,000

(1) The amounts in the column under “Grant Date Fair Value of Option Awards” represent the fair value of the awards on the date of grant, as computed in accordance with applicable accounting standards.

The following table sets forth the Outstanding Equity Awards as of September 30, 2009, for each of our named executive officers:

Name	Number of Shares Underlying Unexercised Options Exercisable (#)	Number of Shares Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/sh)	Option Expiration Date

William J. Volz	–	–	–	–

Kimiko Milheim	–	–	–	–

David A. Harrison	6,250	18,750	0.60	06/09/13

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the position of our equity compensation plans as of September 30, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants, and rights ($/sh)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column (#)

Equity compensation plans approved by security holders	354,500	$1.250	1,040,000

Equity compensation plans not approved by security holders	–		–
Total	354,500	$1.250	1,040,000

REPORT OF THE COMPENSATION COMMITTEE

The incorporation by reference of this proxy statement into any document or registration statement filed with the SEC by us shall not be deemed to include the following report and related information, unless such report is specifically stated to be incorporated by reference into such document.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

Submitted by the Compensation Committee of the Board of Directors:

Steven R. Settles (Chair)	Brian P. Cardozo	Howard L. Farkas

COMPENSATION OF DIRECTORS

None of our directors were paid any directors cash fees by us during the fiscal year ended September 30, 2009. Historically, each of our non-employee directors receives an automatic grant of an option to purchase 15,000 shares of our common stock upon election or re-election to our Board of Directors, per the Amended and Restated LOGIC Devices Incorporated Director Stock Incentive Plan. These options vest immediately and have a five-year term. Directors are reimbursed for expenses incurred in connection with attending meetings of our Board and Board Committees.

For the fiscal year ended September 30, 2009, our non-employee directors (Howard Farkas, Brian Cardozo, and Steve Settles) each received the automatic option grant, which was valued at $940.00 for each director.

CERTAIN RELATIONSHIPS AND RELATED PERSONAL TRANSACTIONS

During fiscal year 2009, we did not enter into any transaction, nor is there any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three fiscal years, and in which any executive officer, any director, any nominee for director or any family member of the foregoing had or will have a direct or indirect material interest. Before we would consider entering into any transaction in which any executive officer, director, nominee or any family member of the foregoing would have any direct or indirect interest, regardless of the amount involved, the terms of such transaction would have to be presented to our Board of Directors (other than any interested director) for approval.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

The proxy rules of the SEC permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by company action in accordance with the proxy rules. The LOGIC Devices Incorporated 2011 Annual Meeting of Shareholders is expected to be held on or about March 10, 2011 and proxy materials in connection with that meeting are expected to be mailed on or about January 30, 2011. Shareholder proposals prepared in accordance with the proxy rules must be received at our corporate office on or before October 15, 2010, in order to be considered for inclusion in our Board of Directors’ proxy statement and proxy card for the 2011 Annual Meeting of Shareholders. Any such proposal must be in writing and signed by the shareholder.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented for consideration at our Annual Meeting other than the matters described in the notice of annual meeting, but if any matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with our Board of Directors’ recommendation or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,
/s/ Kimiko Milheim
Kimiko Milheim Corporate Secretary

Sunnyvale, California

January 22, 2010